Exhibit 10.17

WHEN RECORDED, MAIL TO:

INTER-MOUNTAIN CAPITAL CORP.
303 East Wacker Drive, Suite 1200
Chicago, Illinois 60601

Tax Serial No. ODC-1064

DEED OF RECONVEYANCE

NOTICE IS HEREBY GIVEN:

Griffiths & Turner / GT Title Services, Inc. as Trustee under that certain Deed of Trust, dated September __, 2010, executed by Inter-Mountain Capital Corp., a Delaware corporation, as Trustor, in favor of World Series of Golf, Inc., a Nevada corporation, as Beneficiary, and recorded on September __, 2010 as Entry No. ____________, in the Official Records of Wasatch County, State of Utah, pursuant to the request of the Beneficiary thereunder, does hereby reconvey, without warranty, to the person or persons entitled thereto, the trust property now held by it as Trustee under such Trust Deed covering real property situated in Wasatch County, Utah described as follows:

All of Lot 64, Deer Crest Subdivision, Phase I, according to the official plat thereof on file and of record in the office of the Wasatch County Recorder.

Together with the non-exclusive right of way over the access easements as shown on the recorded plats.

(Tax Serial No. ODC-1064)

DATED this ___ day of _______________, 20__.

TRUSTEE GRIFFITHS & TURNER/GT TITLE SERVICES, INC.

By:
Name:
Title:

STATE OF ____________             )
: ss
COUNTY OF ___________           )

The foregoing instrument was acknowledged before me this ___ day of __________________, 20___, by ______________________, who acknowledge to me that he is a duly authorized representative of Griffiths & Turner/ GT Title Services, Inc., the signer of this instrument.

__________________________________________ Notary Public